UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 2, 2025, Sunnova Solstice Borrower, LLC, a Delaware limited liability company (the “Borrower”) and an indirect wholly owned subsidiary of Sunnova Energy International Inc. (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”), by and among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and each individually a “Lender”), and Wilmington Trust, National Association, as Agent (the “Agent”). The Loan Agreement provides for a $185 million secured term loan facility (the “Facility”), subject to customary closing conditions. The scheduled maturity date of the Loan Agreement is the earlier of (a) three years from the closing date and (b) acceleration following the occurrence of an event of default, as defined in the Loan Agreement. The Company intends to use the proceeds from the Facility for general working capital purposes.

The Facility bears interest at a rate of 15.00% per annum. Interest may be paid in kind to the extent cash flows are insufficient to make cash interest payments on any scheduled payment date. The Borrower may prepay the Facility in full or in part at any time, subject to a minimum repayment equal to a Minimum Multiple of Invested Capital (“MOIC”) of 1.30x.

In connection with the transaction, the Company has agreed to provide the Lenders $10,000,000 in the form of original issue discount or a cash fee. Such amount would be included in the calculation of any MOIC that may be payable in connection with any prepayment.

The Collateral

The Facility will be secured by, and payable from the cash flow generated by, among other things, (a) a pledge of the membership interests of the Borrower by its direct parent entity, Sunnova Solstice Pledgor, LLC, (b) a pledge of the membership interests in the Borrower’s subsidiaries at closing that directly or indirectly own the membership interests in the issuers of the Company’s existing securitization transactions (other than 2023-GRID1 (Hestia I), 2024-GRID1 (Hestia II), RAYSI 2019-1 and RAYSI 2019-2 (RAYS I)) and (c) all assets of Borrower, its direct subsidiary Sunnova Solstice Holdings, LLC, its direct subsidiaries Sunnova Solstice ABS HoldCo, LLC and Sunnova Solstice ABS HoldCo II, LLC and each of their respective direct subsidiaries up to the parent of a subsidiary that is a “Depositor” under an existing securitization transaction, in each case who collectively, indirectly own the membership interests in the issuers of the Company’s existing securitization transactions, but in each case of (a), (b) and (c), excluding certain equity interests for regulatory risk retention purposes.

Covenants

The Loan Agreement includes (i) customary affirmative covenants including, but not limited to, reporting, notice and information obligations, maintenance of existence and insurance, compliance with laws, payment of obligations, use of proceeds, further assurances and assistance in involuntary bankruptcy proceedings, distributions, additional collateral, and certain tax matters and (ii) customary negative covenants including, but not limited to, restrictions on incurrence of indebtedness, liens, modification of collateral documents, fundamental changes, asset sales, restricted payments and investments, change in business, affiliate transactions, activities related to sanctions, money-laundering, bankruptcy and similar matters, ERISA plans and employee matters, settlement of disputes, separateness, and certain tax and accounting matters.

Events of Default

The Loan Agreement includes events of default including, but not limited to, (a) failure to pay accrued interest subject to the applicable cure period, (b) failure to pay principal, any unpaid MOIC or any accrued interest on the applicable maturity date, (c) failure to make other payments within 5 business days of the due date, (d) any representation, warranty or certification is incorrect when made, subject to applicable cure periods, (e) default under applicable covenants in the loan agreements, subject to applicable cure periods, (f) certain events related to insolvency, bankruptcy or liquidation, (g) certain final judgments, subject to applicable cure, (h) change of control of the Borrower, (i) cross-defaults, subject to applicable grace periods, to the securitization transactions and other indebtedness of the Borrower’s subsidiaries whose indirect residual equity interest are pledged as collateral under the Facility, (j) replacement or removal of securitization or project company manager or servicers, and (k) failure to comply with certain covenants in favor of the Lenders during the occurrence of certain insolvency events of securitization or project company manager or servicers. Upon the occurrence, and during the continuance, of an event of default, the Agent may, in addition to other customary rights and remedies, declare any outstanding obligations under the Facility including the MOIC Amount immediately due and payable.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Transaction set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunnova Energy International Inc. (the “Company”) approved the following compensation arrangements for the Company’s named executive officers (as identified in the Company’s 2024 proxy statement excluding Mr. Robert Lane, the Company’s former Executive Vice President, Chief Financial Officer and including Mr. Eric Williams, the Company’s current Executive Vice President, Chief Financial Officer), other than the Chief Executive Officer. Upon the recommendation of the Committee, the independent directors of the Board approved the following compensation arrangements for the Chief Executive Officer. The individuals described above are collectively referred to as the “Named Executive Officers.”

2025 Base Salaries

No changes were made with respect to the Named Executive Officers' base salaries.

Annual Incentive Bonus

The Named Executive Officers had the opportunity to earn cash bonuses in respect of 2024 performance (the “Annual Incentive Bonus”). The opportunity to earn the Annual Incentive Bonus was issued pursuant to previously disclosed performance metrics for performance in 2024, which, if earned, would result in the payment of a cash bonus in March 2025. For purposes of the performance metrics, the Committee determined that performance of the corporate metrics for the Annual Incentive Bonus was achieved at 89.41%, which, when including the individual performance assessment (1-5), would result in a payout range of 0%-129.41% of target. However, due to various factors, including but not limited to the Company’s stock price and market challenges, the Committee and the independent directors determined that no Annual Incentive Bonuses would be paid to the Named Executive Officers.

Long-Term Incentive Award Grants

Amounts and allocations of long-term incentive plan awards to the Company's named executive officers were approved as follows. The long-term incentive awards will be granted on March 5, 2025, under the Company's 2019 Long-Term Incentive Plan.

Name(1)	Aggregate Grant Date Fair Value of RSUs(2)
Eric Williams	$2,500,000.00
Paul Matthews	$2,400,000.00
Michael Grasso	$2,400,000.00
David Searle	$1,400,000.00

(1) Excludes Mr. Berger as no determination for the grant of long-term incentive plan awards to him has yet been made.
(2) The time-based restricted stock unit awards will vest on the third anniversary of the date of grant. The number of shares underlying the restricted stock units will be determined by dividing the aggregate value by the 20-day trading average of the closing price of the Company’s common stock ending on the date three days prior to the date of grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1∞	Term Loan Agreement, by and between Sunnova Solstice Borrower, LLC, the Lenders party thereto and Wilmington Trust National Association, as Agent, dated as of March 2, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
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∞    Portions of this exhibit have been omitted in accordance with Items 601(a)(5) and 601(b)(10) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: March 3, 2025	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer